UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       October 22, 2008

TEKNI-PLEX, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
333-28157	22-3286312
(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Parkway, Somerville, New Jersey	08876
(Address of principal executive offices)	(Zip Code)

(908) 722-4800
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

On October 22, 2008 the Board of Directors of Tekni-Plex, Inc. (the “Company”) granted Paul Young, Chief Executive Officer, an option to purchase 122,500 shares of Company common stock and granted Robert Larney, Chief Financial Officer, an option to purchase 43,750 shares of Company common stock. Each option was granted in accordance with, and subject to the terms and conditions of, both the Tekni-Plex, Inc. 2008 Stock Option Plan, which was adopted by the Board of Directors on October 22, 2008 as described below under Item 5.02, and the executive’s individual stock option agreement with the Company. Except for the number of options granted, the material terms of each option grant were the same. The following is the information required by Item 701(a) and (c) to (e) of Regulation S-K.

(a) Each option is 50% service-based and will vest and become exercisable as to 20% of such service-based portion of the option on each of June 1, 2009, 2010, 2011, 2012, and 2013, subject to the executive’s continued employment with the Company on each such vesting date. Of this service-based portion of the option, 80% has an exercise price equal to $65.54 per share and 20% has an exercise price equal to $110.91 per share.

Each option is 50% performance-based and will vest and become exercisable as to 20% of such performance-based portion of the option on each of June 1, 2009, 2010, 2011, 2012, and 2013, subject to both the executive’s continued employment with the Company on each such vesting date and achievement by the Company of the applicable annual performance goal, which will be established annually by the Board of Directors after consultation with the executive. If any such performance goal is not achieved by the Company, the affected portion of the option may still vest at a later date if the Board of Directors determines that the Company has achieved the applicable cumulative performance goal through the end of a later fiscal year. Of the performance-based portion of the option, 80% has an exercise price equal to $65.54 per share and 20% has an exercise price equal to $110.91 per share.

On a change in control of the Company, any unvested portion of each option will immediately become fully vested and exercisable. Each option expires ten years from the date of grant. The options do not qualify as incentive stock options under Section 422 of the Internal Revenue Code.

(c) Each option was granted in consideration for the executive entering into an employment agreement with the Company. We received no cash for the issuance of the option.

(d) We relied on the exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933 for the issuance of the option. We did not engage in any public advertising or general solicitation in connection with this transaction, and limited the transaction to persons who are accredited investors and executive officers of the Company. In addition to representations by each executive, we have made independent determinations that each executive was an accredited or sophisticated investor, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. We provided each executive with disclosure of all aspects of our business, including our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information. We believe that each executive obtained all information regarding the Company he requested, received answers to all questions each investor and his advisors posed, and otherwise understood the risks of accepting our securities for investment purposes.

(e) The option is exercisable to purchase shares of Company common stock as described above.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) 1. Tekni-Plex, Inc. 2008 Stock Option Plan

On October 22, 2008 the Board of Directors of the Company approved and adopted the Tekni-Plex, Inc. 2008 Stock Option Plan pursuant to which options to purchase shares of Company common stock may be awarded to employees, directors and eligible consultants of the Company. The aggregate number of shares of Company common stock in respect of which options may be granted under the plan is 350,000. No option granted under the plan will qualify as an incentive stock option under Section 422 of the Internal Revenue Code. The exercise price per share of common stock for each option will not be less than fair market value of one share of common stock as determined on the date of grant. Each option grant is subject to the vesting terms and other provisions provided in an individual stock option agreement. The plan and any options issued under it are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code.

2. Executive Officer Option Grants

As described above, on October 22, 2008, our Chief Executive Officer, Paul Young, was granted an option to purchase 122,500 shares of Company common stock and our Chief Financial Officer, Robert Larney, was granted an option to purchase 43,750 shares of Company common stock.

The information set forth in Item 3.02 is incorporated by reference into this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.
By:	/s/ Paul J. Young
Name: Paul J. Young Title: Chief Executive Officer

Dated:  October 28, 2008